Exhibit 5.1
January 27, 2009
El Paso Pipeline Partners, L.P.
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a registration statement on Form S-3 (as may be amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 291,000 common units representing limited partner interests in the Partnership (the “Common Units”) by the selling unitholder named in the Registration Statement.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), regulations, records and documents of the Partnership, certificates of public officials, certificates of officers or other representatives of the general partner of the Partnership and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Common Units have been duly authorized, validly issued, fully paid and are non-assessable.
     We express no opinion other than as to the federal laws of the United States of America and the Delaware Act. We hereby consent to the reference to us under the heading “Validity of the Common Units” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,
/s/ ANDREWS KURTH LLP